                                                                      Exhibit 11

                                    NVR, Inc.
                        Computation of Earnings Per Share
                (amounts in thousands, except per share amounts)


                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                --------------------------------    -------------------------------
                                                      2001             2000            2001               2000
                                                 -------------    --------------   -------------     --------------



     1.  Net income                              $      62,492    $       43,914   $     169,774     $      111,692
                                                 =============    ==============   =============     ==============

     2.  Average number of shares
         outstanding                                     7,794             8,905           8,090              9,164

     3.  Shares issuable upon exercise
         of dilutive options, based on
         average market price                            1,562             1,304           1,574              1,194
                                                 -------------    --------------   -------------     --------------

     4.  Average number of shares
         and share equivalents outstanding
         (2 + 3)                                         9,356            10,209           9,664             10,358
                                                 =============    ==============   =============     ==============

     5.  Basic earnings per share (1/2)          $        8.02    $         4.93   $       20.99     $        12.19
                                                 =============    ==============   =============     ==============

     6.  Diluted earnings per share (1/4)        $        6.68    $         4.30   $       17.57     $        10.78
                                                 =============    ==============   =============     ==============

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